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                                                                   Exhibit 23.25

[BARRETT & DATTILIO, P.C. LETTERHEAD]



                              December 20, 1996




RE:     ROBERT SENIFF AUDIT

To:     Robert W. Seniff, DDS

The audits referenced to in our report dated December 13, 1996, included in the financial statement schedules as of September 30, 1996, December 31, 1995 and 1994 and for the nine months period ended September 30, 1996 and the years ended December 31, 1995 and 1994 included in the registration statement (or incorporated by reference in the registration statement). These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth herein.

We consent to the use of our report herein (or incorporated herein by reference) and to the reference to our firm under the heading of "experts" in the prospective.




                                                /s/ Barrett & Dattilio, P.C.

January 28, 1997                                Barrett & Dattilio, P.C.
Quechee, Vermont                                Certified Public Accountants
                                                Registration #440